UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2015

Asterias Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55046	46-1047971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Constitution Drive
Menlo Park, California 94025
(Address of principal executive offices)

(650) 433-2900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Such risks and uncertainties include but are not limited to those discussed in this report and in Asterias Biotherapeutics, Inc.'s other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

This Report and any accompanying exhibits shall be deemed “furnished” and not “filed” under the Securities Exchange Act of 1934, as amended.

Item 2.02.	Results of Operations and Financial Condition

On May 7, 2015, Asterias Biotherapeutics, Inc. (the "Company") issued a press release (the "Press Release") announcing its operating and financial results for the quarter ended March 31, 2015.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, and Exhibit 99.1 hereto relating to the announcements of the results of operations for the quarter ended March 31, 2015 and all other matters except for those discussed under Item 8.01 below shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

In addition to the Company's release of its results of operations as described in Item 2.02 above, in the Press Release the Company provided an update on its development programs for AST-OPC1, AST-VAC2 and AST-VAC1as described in greater detail below.

AST-OPC1 (oligodendrocyte progenitor cells)

In March 2015, the Company initiated patient enrollment in the dose-escalation Phase 1/2a clinical trial of AST-OPC1 in patients with complete cervical spinal cord injury ("SCI") at Atlanta-based Shepherd Center, one of the nation’s top rehabilitation hospitals for spinal cord injury and brain injury. The Company activated the second clinical site in April 2015, which has begun patient enrollment for the Phase 1/2a trial. The Company plans to initiate enrollment for the Phase 1/2a trial at up to a total of eight clinical sites by end of 2015. The trial is an open-label, single-arm study testing three escalating doses of AST-OPC1 in patients with sub-acute, C-5 to C-7, neurologically complete cervical SCI. The dose escalation will start with three patients being dosed 2 million cells and escalate into two five-patient cohorts at 10 million and 20 million cells, respectively.

The Company plans to file an Investigational New Drug Application amendment with the U.S. Food and Drug Administration, if initial safety data from the 10 million cell cohort is positive, in order to increase the robustness of the proof of concept in the Phase 1/2a clinical trial by expanding enrollment from 13 patients to up to 40 patients. The Company believes these changes will increase the statistical confidence of the safety and efficacy readouts, reduce the risks of the AST-OPC1 program and position the product for potential accelerated regulatory approvals.

AST-VAC2 (antigen-presenting allogeneic dendritic cells)

The Company is nearing completion of development and scale-up of the AST-VAC2 manufacturing process. The Company continues to expect to complete transfer of the resulting cGMP-compatible process to development partner Cancer Research UK ("CRUK") in the second quarter of 2015. Following completion of the technology transfer, CRUK will, at its own cost, manufacture clinical grade AST-VAC2 and conduct the Phase 1/2a clinical trial in patients with non-small cell lung cancer in the UK, subject to regulatory approval.

AST-VAC1 (antigen-presenting autologous dendritic cells)

The abstract describing long-term follow-up of patients with acute myelogenous leukemia (AML) from the Phase 2 clinical trial of the Company’s autologous telomerase-based dendritic cell cancer vaccine, AST-VAC1, was selected for an oral presentation at the 2015 American Society of Clinical Oncology (ASCO) Annual Meeting, to be held in Chicago, Illinois May 29 – June 2, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

99.1	Press release, dated May 7, 2015, issued by Asterias Biotherapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTERIAS BIOTHERAPEUTICS, INC.

Date: May 7, 2015	By:	/s/ Robert W. Peabody
Chief Financial Officer